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                                                                   EXHIBIT 24.2

                         CUMMINS ENGINE COMPANY, INC.

                            SECRETARY'S CERTIFICATE

  I, Mark R. Gerstle, Secretary of Cummins Engine Company, Inc. (the "Corporation"), do hereby certify that the following resolutions are a true and correct statement of resolutions adopted by the Board of Directors of the Corporation at its regular meetings held on December 10, 1996 and December 9, 1997, respectively, they have not been altered, amended or rescinded, and are in full force and effect as of the date of this certificate:

  RESOLVED, that the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Financial Officer, the Vice President--Treasurer and the Vice President--Law and Corporate Affairs and Secretary (collectively, the "Officers") of the Corporation be, and each of them hereby is individually, authorized to execute the Registration Statement and any amendments (including further post-effective amendments) thereto in the name and on behalf of, or as attorney for, any Director, and any officer of the Corporation signing on behalf of the Corporation, and to affix and attest its seal, on their own behalf or on behalf of and as attorney for any Director or any officer of the Corporation and any and all certificates, documents, letters and other instruments to be filed with the SEC (or any other governmental agency) pertaining thereto, with full power and authority to take any and all such action as may be necessary or advisable in the premises, including without limitation appearing before the SEC (or any other such governmental agency).

  FURTHER RESOLVED, that the officer of the Corporation holding the title of Vice President and Chief Administrative Officer and Secretary shall also be deemed one of the "Officers" for purposes of the December 10, 1996 resolutions.

  IN WITNESS WHEREOF, I have hereunto signed my name and caused the seal of the Corporation to be affixed as of the 19th day of December, 1997.

                                                   /s/ Mark R. Gerstle
                                          -------------------------------------
                                                     Mark R. Gerstle
                                                        Secretary

(Seal)